Exhibit 10.3

Execution Version

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of this 22 day of December, 2014, by and between CHESAPEAKE APPALACHIA, L.L.C., an Oklahoma limited liability company (the “Seller”), and SWN PRODUCTION COMPANY, LLC, a Texas limited liability company, formerly known as SOUTHWESTERN ENERGY PRODUCTION COMPANY, a Texas corporation (the “Buyer”). The Buyer and the Seller are referred to herein, individually, as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not otherwise defined herein will have the meanings given such terms in the Purchase and Sale Agreement entered into by the Parties on October 14, 2014 (the “PSA”).

WHEREAS, certain disputes have arisen between the Parties regarding various representations, covenants and other matters under the terms and provisions of the PSA; and,

WHEREAS, the Parties desire to resolve those disputes in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, for and in consideration of the mutual benefits to be derived by the Parties, the receipt and sufficiency of which are hereby acknowledged, together with the mutual covenants, conditions and obligations contained herein, the Parties hereby agree as follows:

1.	Settlement. In exchange for the Seller’s agreement to: (a) waive and release all rights of the Seller to claim Title Benefits under the PSA, and (b) a downward adjustment to the Purchase Price in the amount of Four Hundred Million Dollars ($400,000,000.00), the Buyer hereby waives and releases: (i) with respect to any of the Properties, (A) all rights of the Buyer to make any claims for Environmental Defects or Title Defects or (B) with respect to the special warranty of title under the Assignments and Fee Mineral Leases, except to the extent specifically set forth below, (ii) any breaches of the covenants and agreements of Seller under Section 5.2.1(e) of the PSA, (iii) any breaches of any representations, warranties or covenants including Sections 3.8 and 5.2 as a result of the omission from Exhibit C or Schedule 3.8 of the PSA of that certain Amended and Restated Gas Gathering Contract and Novation dated effective as of July 1, 2012, by and among Chesapeake Energy Marketing, Inc., Chesapeake Operating, Inc., Seller and Appalachia Midstream Services, L.L.C., (iv) any breaches of any representations, warranties or covenants including Sections 3.8 and 5.2 as a result of the Seller failing to disclose the release of the Seller’s rights to Train 6 under that certain Second Amended and Restated Gas Processing Agreement dated April 24, 2012, by and between Markwest Liberty Midstream & Resources, L.L.C. and Chesapeake Energy Marketing, Inc. or otherwise relating to the Seller releasing the Seller’s rights to Train 6 under such Markwest agreement, and (v) any and all rights of the Buyer to claim indemnities under Section 10.2 of the PSA with respect to any of the matters set forth in subparts (i), (ii), (iii) and (iv) of this Section 1. The waiver and release with respect to the special warranty of title set forth in subpart (i)(B) above will not apply to claims made with respect to title to the Properties by any person claiming by, through or under the Seller with respect to actions by the Seller during the period from the Effective Time to the Closing Date. The Parties hereby agree that the Assignments and Fee Mineral Leases will be revised in accordance with the waiver and release of the special warranty of title and limited exception thereto as set forth in this Section 1.

2.	Effective Date of Settlement. The Seller and the Buyer hereby acknowledge and agree that the terms of conditions of the settlement set forth in Section 1 of this Agreement will not be effective until such time as the Buyer, the Seller and SUSA have each executed and delivered that certain Consent and Confirmation attached as Exhibit G to the Amendment to the PSA dated December 22, 2014 between the Seller and the Buyer (the “Consent”). Upon the date of execution and delivery of the Consent (the “Effective Date”) by the Buyer, the Seller and SUSA, this Agreement and all of the terms and conditions set forth herein shall be effective and binding upon the Parties as of the Effective Date including, without limitation, the Seller’s waiver and release of any Title Benefits and agreement to adjust the Purchase Price under subparts (a) and (b) of Section 1 hereof and the waivers and releases of the Buyer under subparts (i), (ii), (iii), (iv) and (v) of Section 1 hereof.

3.	Entire Agreement. This instrument constitutes the entire and complete understanding of the Parties hereto with respect to the subject matter hereof, constitutes their full and final settlement with respect to the matters set forth herein, and supersedes all prior agreements, arrangements and representations relating to the subject matter of this Agreement.

4.	Representations and Acknowledgments. Each Party to this Agreement acknowledges that no representations, inducements, promises, understandings or agreements, oral or otherwise, have been made by the other Party, or anyone acting on behalf of the other Party, that are not embodied herein. Each Party has relied upon such advice as it has deemed necessary together with its own judgment, and enters into this Agreement of its own free will, to accomplish the mutual intent of the Parties hereto, and not based upon any representation, inducement, promise, understanding or assurance made by the other Party. Each Party represents and acknowledges that such Party has had the opportunity to seek the advice of any person necessary to fully evaluate this Agreement, including counsel, regarding the effect, implications and ramifications of the terms of this Agreement.

5.	No Admissions. The Parties agree that nothing contained herein, and no actions taken by either Party hereto with regard to this Agreement, shall be construed as an admission by either Party of liability as to any of the matters settled. No action taken by either Party in effecting this Agreement may be used in any future or pending demand, administrative proceeding, litigation, or similar action involving the Parties, as an admission of liability in any respect.

6.	No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon anyone, other than the Parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement or to constitute any Person a third party beneficiary of this Agreement.

7.	Counterparts; Facsimiles, Electronic Transmission. This Agreement may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one amendment. The execution and delivery of this Agreement by either Party may be evidenced by facsimile or other electronic transmission (including scanned documents delivered by email), which will be binding upon both Parties.

8.	Construction. This Amendment will be interpreted, construed and enforced in accordance with the laws of the State of Texas. The provisions of Sections 13 and 14 of the PSA are incorporated herein, with any necessary modifications.

9.	Mutuality. The Parties acknowledge and declare that this Agreement is the result of extensive negotiations between them. Accordingly, if there is any ambiguity in this Agreement, there shall be no presumption that this instrument was prepared solely by either Party.

10.	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties to this Agreement and their respective successors and assigns.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Buyer has executed this Agreement as of the date first above written but effective for all purposes as of the Effective Date.

BUYER:

SWN PRODUCTION COMPANY, LLC, a Texas limited liability company, formerly known as SOUTHWESTERN ENERGY PRODUCTION COMPANY, a Texas corporation

By:	/s/ Jeffrey B. Sherrick
Jeffrey B. Sherrick, Executive Vice President Corporate Development

SIGNATURE PAGE TO SETTLEMENT AGREEMENT

IN WITNESS WHEREOF, the Seller has executed this Agreement as of the date first above written but effective for all purposes as of the Effective Date.

SELLER:

CHESAPEAKE APPALACHIA, L.L.C., an Oklahoma limited liability company

By:	/s/ Douglas J. Jacobson
Douglas J. Jacobson,
Executive Vice-President

SIGNATURE PAGE TO SETTLEMENT AGREEMENT